EXHIBIT 4.3
                                                                     -----------

                                                               EXECUTION VERSION





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                      NORTH ATLANTIC TRADING COMPANY, INC.,
                                   as Issuer,

                      NORTH ATLANTIC HOLDING COMPANY, INC.
                            FRED STOKER & SONS, INC.
                         NATIONAL TOBACCO COMPANY, L.P.
                      NATIONAL TOBACCO FINANCE CORPORATION
                     NORTH ATLANTIC CIGARETTE COMPANY, INC.
                     NORTH ATLANTIC OPERATING COMPANY, INC.
                               RBJ SALES, INC. and
                                  STOKER, INC.,
                                 as Guarantors,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                        10% SENIOR SECURED NOTES DUE 2012
                           --------------------------

                                    INDENTURE

                             Dated as of May 9, 2007

                           --------------------------






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                                                                        PAGE
                                TABLE OF CONTENTS


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                                        1

      Section 1.01.  Definitions..........................................1

      Section 1.02.  Other Definitions...................................21

      Section 1.03.  Incorporation by Reference of Trust
                     Indenture Act.......................................21

      Section 1.04.  Rules of Construction...............................22

                                    ARTICLE 2
                                 THE SECURITIES
                                       22

      Section 2.01.  Form and Dating.....................................22

      Section 2.02.  Execution and Authentication........................23

      Section 2.03.  Registrar and Paying Agent..........................24

      Section 2.04.  Paying Agent to Hold Money in Trust.................24

      Section 2.05.  Holder Lists........................................24

      Section 2.06.  Transfer and Exchange...............................25

      Section 2.07.  Replacement Notes...................................35

      Section 2.08.  Outstanding Notes...................................35

      Section 2.09.  Treasury Notes......................................35

      Section 2.10.  Temporary Notes.....................................35

      Section 2.11.  Cancellation........................................36

      Section 2.12.  Defaulted Interest..................................36

      Section 2.13.  CUSIP Number........................................36

      Section 2.14.  Deposit of Moneys...................................36

      Section 2.15.  Persons Deemed Owners...............................36

      Section 2.16.  Record Date.........................................37

                                    ARTICLE 3
                                   REDEMPTION
                                       37

      Section 3.01.  Notices to Trustee..................................37

      Section 3.02.  Selection of Notes to Be Redeemed...................37

      Section 3.03.  Notice of Redemption................................37

      Section 3.04.  Effect of Notice of Redemption......................38

      Section 3.05.  Deposit of Redemption Price.........................38

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                                                                        PAGE


      Section 3.06.  Notes Redeemed in Part..............................39

      Section 3.07.  Optional Redemption.................................39

      Section 3.08.  Mandatory Redemption................................39

      Section 3.09.  Offer to Purchase by Application of Excess
                     Proceeds............................................39

                                    ARTICLE 4
                                    COVENANTS
                                       41

      Section 4.01.  Payment of Notes....................................41

      Section 4.02.  Maintenance of Office or Agency.....................41

      Section 4.03.  Reports.............................................42

      Section 4.04.  Compliance Certificates.............................43

      Section 4.05.  Taxes...............................................44

      Section 4.06.  Stay, Extension and Usury Laws......................44

      Section 4.07.  Limitation on Restricted Payments...................44

      Section 4.08.  Limitation on Distributions from Restricted
                     Subsidiaries........................................47

      Section 4.09.  Limitation on Incurrence of Indebtedness............49

      Section 4.10.  Limitation on Asset Dispositions....................50

      Section 4.11.  Limitation on Transactions with Affiliates..........52

      Section 4.12.  Limitation on Liens.................................53

      Section 4.13.  Corporate Existence.................................53

      Section 4.14.  Change of Control...................................53

      Section 4.15.  Payments for Consent................................54

                                    ARTICLE 5
                                   SUCCESSORS
                                       55

      Section 5.01.  Limitations on Merger, Consolidation or Sale
                     of Assets...........................................55

      Section 5.02.  Successor Company Substituted.......................56

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES
                                       56

      Section 6.01.  Events of Default...................................56

      Section 6.02.  Acceleration........................................57

      Section 6.03.  Other Remedies......................................58

      Section 6.04.  Waiver of Past Defaults.............................58

      Section 6.05.  Control by Majority.................................58

      Section 6.06.  Limitation on Suits.................................58

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                                                                        PAGE


      Section 6.07.  Rights of Holders to Receive Payment................59

      Section 6.08.  Collection Suit by Trustee or Collateral
                     Agent...............................................59

      Section 6.09.  Trustee May File Proofs of Claim....................59

      Section 6.10.  Priorities..........................................60

      Section 6.11.  Undertaking for Costs...............................60

                                    ARTICLE 7
                                     TRUSTEE
                                       61

      Section 7.01.  Duties of Trustee...................................61

      Section 7.02.  Rights of Trustee...................................62

      Section 7.03.  Individual Rights of Trustee........................63

      Section 7.04.  Trustee's Disclaimer................................63

      Section 7.05.  Notice of Defaults..................................64

      Section 7.06.  Reports by Trustee to Holders.......................64

      Section 7.07.  Compensation and Indemnity..........................64

      Section 7.08.  Replacement of Trustee..............................65

      Section 7.09.  Successor Trustee by Merger, Etc....................66

      Section 7.10.  Eligibility; Disqualification.......................66

      Section 7.11.  Preferential Collection of Claims Against
                     the Company.........................................67

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE
                                       67

      Section 8.01.  Discharge of Liability on Securities;
                     Defeasance..........................................67

      Section 8.02.  Conditions to Defeasance............................68

      Section 8.03.  Acknowledgment of Discharge by the Trustee..........69

      Section 8.04.  Application of Trust Money..........................69

      Section 8.05.  Repayment to the Company............................69

      Section 8.06.  Indemnity for Government Obligations................70

      Section 8.07.  Reinstatement.......................................70

                                    ARTICLE 9
                                   AMENDMENTS
                                       70

      Section 9.01.  Without Consent of Holders..........................70

      Section 9.02.  With Consent of Holders.............................71

      Section 9.03.  Compliance with Trust Indenture Act.................72

      Section 9.04.  Revocation and Effect of Consents...................72




                                      -iii-
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                                                                        PAGE


      Section 9.05.  Notation on or Exchange of Securities...............73

      Section 9.06.  Trustee to Sign Amendments, Etc.....................73

                                   ARTICLE 10
                             GUARANTEE OF SECURITIES
                                       73

      Section 10.01. Note Guarantee......................................73

      Section 10.02. Execution and Delivery of Note Guarantee............74

      Section 10.03. Note Guarantee Unconditional, etc...................74

      Section 10.04. Limitation of Guarantor's Liability.................75

      Section 10.05. Contribution........................................75

      Section 10.06. Release.............................................76

      Section 10.07. Additional Guarantors...............................76

      Section 10.08. Successors and Assigns..............................76

                                   ARTICLE 11
                                  MISCELLANEOUS
                                       77

      Section 11.01. Trust Indenture Act Controls........................77

      Section 11.02. Notices.............................................77

      Section 11.03. Communication by Holders with Other Holders.........78

      Section 11.04. Certificate and Opinion as to Conditions
                     Precedent...........................................78

      Section 11.05. Statements Required in Certificate or Opinion.......78

      Section 11.06. Rules by Trustee and Agents.........................78

      Section 11.07. Legal Holidays......................................79

      Section 11.08. No Recourse Against Others..........................79

      Section 11.09. Duplicate Originals.................................79

      Section 11.10. Governing Law.......................................79

      Section 11.11. No Adverse Interpretation of Other Agreements.......79

      Section 11.12. Successors..........................................79

      Section 11.13. Severability........................................79

      Section 11.14. Counterpart Originals...............................79

      Section 11.15. Table of Contents, Headings, Etc....................80

                                   ARTICLE 12
                                    SECURITY
                                       80

      Section 12.01. Grant of Security Interest..........................80

      Section 12.02. Release of Collateral...............................80



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                                                                        PAGE


      Section 12.03. Specified Releases of Collateral....................81

      Section 12.04. Release upon Satisfaction or Defeasance of
                     all Outstanding Obligations.........................81

      Section 12.05. Form and Sufficiency of Release.....................82

      Section 12.06. Purchaser Protected.................................82

      Section 12.07. Authorization of Actions to be Taken by the
                     Collateral Agent Under the Collateral
                     Agreements..........................................82

      Section 12.08. Authorization of Receipt of Funds by the
                     Trustee Under the Collateral Agreements.............83

      Section 12.09. Intercreditor Agreement.............................83

EXHIBITS

EXHIBIT A   --      Form of Note and Note Guarantee

EXHIBIT B   --      Form of Certificate of Transfer

EXHIBIT C   --      Form of Certificate of Exchange

EXHIBIT D   --      Form of Certificate of Acquiring Institutional
                   Accredited Investor

            INDENTURE, dated as of May 9, 2007, among North Atlantic Trading Company, Inc., a Delaware corporation (the "Company"), the Guarantors listed on the signature pages hereto and U.S. Bank National Association, a national banking association, as Trustee (as defined).

            The Company has duly authorized the creation of an issue of 10% Senior Secured Notes due 2012 and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

            The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

            "Acquired Indebtedness" means Indebtedness Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company).

            "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) to be used in the business of the Company or any Restricted Subsidiary; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (3) Permitted Investments of the type and in the amounts described in clause (9) of the definition thereof.

            "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and 4.09.

            "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

            "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the


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management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

            (1)   1.0% of the then outstanding principal amount of the Note; and

            (2)   the excess of:

                  (a) the present value at such redemption date of (i) the
            redemption price of the Notes at March 1, 2008 as set forth in
            Section 3.07 plus (ii) all required interest payments due on such Note through March 1, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

                  (b) the then outstanding principal amount of the Note.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

            (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

            (2) a disposition of inventory or other property in the ordinary course of business;

            (3) a disposition of obsolete or worn out equipment or any other property (including inventory) that, in the reasonable judgment of the Company, is obsolete or worn out and is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

            (4) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (4) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $2.0 million; and

            (5) for purposes of Section 4.10 only, transactions permitted under Section 5.01.

            Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Leverage Ratio.

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            "Attributable Indebtedness" in respect of a Sale/Leaseback
Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock and (b) the amount of such payment by (2) the sum of all such payments.

            "Bankruptcy Code" means Title 11, United States Bankruptcy Code of 1978, as amended.

            "Bankruptcy Law" means the Bankruptcy Code and any other federal, state, or foreign law for the relief of creditors.

            "Board of Directors" means, with respect to any Person, the Board of Directors (or equivalent governing body) of such Person or any committee of the Board of Directors (or equivalent governing body) of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors (or equivalent governing body) of such Person.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day that is not a Legal Holiday.

            "Cap Amount" means the sum of (a) $93,500,000, minus (b) the aggregate of all net cash proceeds of Asset Dispositions applied to repay or prepay (i) any term loan under the First Lien Credit Agreement and (ii) any revolving loans (including swing line loans), to the extent, in the case of any prepayments or repayments of such revolving loans, accompanied by a corresponding permanent reduction in the applicable commitment amount under the First Lien Credit Agreement.

            "Capital Stock" of any Person means any and all shares, partnership or other equity interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

            "Cash Equivalents" means:

            (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

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            (2)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million;

            (3) repurchase obligations for underlying securities of the types described in clause (1) entered into with any financial institution meeting the qualifications specified in clause (2) above;

            (4) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

            (5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

            (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(5) above.

            "Change of Control" means (1) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; (2) a majority of the Board of Directors of the Company or of Parent shall consist of Persons who are not Continuing Directors of the Company or Parent, as the case may be; or (3) any Person or group of related Persons (other than the Management Group) for purposes of Section 13(d) of the Exchange Act, becomes the beneficial owner of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or of Parent.

            "Clearstream" means Clearstream Banking, S.A.

            "Collateral" shall have the meaning ascribed to such term in the Second Lien Security Agreement.

            "Collateral Agent" means the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, together with its successors in such capacity.

            "Collateral Agreements" means the Intercreditor Agreement and the Second Lien Collateral Documents.

            "Commission" means the U.S. Securities and Exchange
Commission or its successor.

            "Commodity Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "Company" means North Atlantic Trading Company, Inc., a Delaware corporation, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

            "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) income tax expense, (2) Consolidated Interest

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Expense, (3) depreciation expense, (4) amortization expense, and (5) all other non-cash items, including LIFO adjustments, stock option expense and post retirement expense, reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes or amortization of a prepaid cash expense that was paid in a prior period) and less, to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense:

            (1)   interest expense attributable to Capitalized Lease
      Obligations;

            (2)   amortization of debt discount;

            (3)   capitalized interest;

            (4)   non-cash interest expense;

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

            (7) net payments (whether positive or negative) pursuant to Interest Rate Agreements;

            (8) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

            (9) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company and less:

            (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs; and

            (b)   interest income.

            "Consolidated Leverage Ratio" as of any date of determination means the ratio of (1) Consolidated Total Indebtedness as of the date of such determination to (2) the aggregate amount of Consolidated Cash Flow for the

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period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available; provided, however, that:

            (a) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Leverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Total Indebtedness for such period, or on the date of determination, as the case may be, shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that to the extent such Indebtedness reflects working capital requirements in the ordinary course and is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) the actual historical balances of such Indebtedness shall be considered outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

            (b) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period;

            (c) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Person which becomes a Restricted Subsidiary of the Company as a result thereof or made an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit, business or division, Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
      Act); and

            (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto (as would have been determined in accordance with clause (b) or (c) above, as applicable) as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

            "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (1) any net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company is restricted by contract, operation of law or otherwise;

            (2) any after-tax gain or loss realized upon the sale or other disposition of any assets of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (3) any extraordinary gain or loss (determined on an after-tax basis);

            (4)   the cumulative effect of a change in accounting principles;

            (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

            (6) any non-cash expenses attributable to grants or exercises of employee stock options; and

            (7) except for purposes of calculating Consolidated Cash Flow (as set forth in the definition of "Consolidated Cash Flow"), in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

            In addition, Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to clause (10) of the last paragraph of the covenant described in Section 4.11. Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section.

            "Consolidated Total Indebtedness" means, on any date, the aggregate Indebtedness of the Company and its Restricted Subsidiaries on such date, determined on a consolidated basis.

            "Continuing Director" of any Person means, as of the date of determination, any Person who (1) was a member of the Board of Directors of such Person on the date of this Indenture or (2) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

            "Credit Facilities" means one or more debt facilities (including, without limitation, the First Lien Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Discharge of First Lien Obligations" means, except to the extent otherwise expressly provided in the Intercreditor Agreement:

            (1) payment in full in cash of the First Lien Obligations (other than outstanding Letters of Credit);

            (2) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

            (3) termination or cash collateralization (in an amount not in excess of 105% of the undrawn face amount of all outstanding Letters of Credit) of all outstanding Letters of Credit.

            "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (1) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, or (2) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case at any time prior to the Stated Maturity of the Notes.

            "Euroclear" means the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Exchange Agreement" means the exchange agreement, dated as of the date of this Indenture, made by Parent, the Company and each of the Holders.

            "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, including the OpCo Notes.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

            "First Lien Agent" means Fortress Credit Corp., including its successors and assigns in such capacity.

            "First Lien Collateral" means all of the assets and property of the Company, Parent and the Guarantors, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any First Lien Obligation.

            "First Lien Collateral Documents" means the Security Agreement (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any First Lien Obligation or under which rights or remedies with respect to such Liens are governed.

            "First Lien Credit Agreement" means the Financing Agreement dated as of June 16, 2005, as amended, among Parent, the Company, the Guarantors party thereto, the financial institutions from time to time party thereto as lenders and the First Lien Agent, as agent for the lenders, providing for a revolving credit facility and term loan.

            "First Lien Guarantor" means Parent, in such capacity.

            "First Lien Guarantee" means the guarantee set forth in Article XI of the First Lien Credit Agreement by the First Lien Guarantor of the Obligations (as defined in the First Lien Credit Agreement) , but shall also include each other guarantee made by any other guarantor in favor of the First Lien Agent.

            "First Lien Documents" means the First Lien Collateral Documents, the First Lien Credit Agreement, the First Lien Guarantee, the First Lien Mortgages, and each of the other Loan Documents (as defined in the First Lien Credit Agreement).

            "First Lien Mortgages" means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by the Company, Parent or the Guarantors is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "First Lien Obligations" means all obligations and all amounts owing, due, or secured under the terms of the First Lien Credit Agreement or any other First Lien Document, whether now existing or arising hereafter, including all principal, premium, interest (including, without limitation, default interest), fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any First Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor (as defined in the Intercreditor Agreement), or that would have accrued or become due under the terms of the First Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding); provided, however, that First Lien Obligations shall not include principal or interest in respect of the Excess Amount (as defined below).

            Notwithstanding the foregoing, unless otherwise agreed to by the Collateral Agent, if the sum of: (1) indebtedness constituting principal outstanding under the First Lien Credit Agreement or the other First Lien Documents; plus (2) without duplication, the aggregate face amount of any Letters of Credit issued or drawn but not yet reimbursed under the First Lien Credit Agreement; is in excess of the Cap Amount, then the amount of such excess (the "Excess Amount") shall not constitute First Lien Obligations. For the avoidance of doubt, accrued interest (including default interest) on the First Lien Obligations shall not be included in the determination of the Excess Amount.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Global Note Legend" means the legend set forth in Section 2.06(f)(2) which is required to be placed on all Global Notes issued under this Indenture.

            "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means Parent and each Subsidiary Guarantor.

            "Hedging Agreement" means, with respect to any Person, any Interest Rate Agreement, Currency Agreement or Commodity Agreement of such Person.

            "Holdco Notes" means the senior discount notes due 2014 issued by Parent on February 17, 2004.

            "Holder" means a registered holder of one or more Notes.

            "IAI Global Note(s)" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

            "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

            (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

            (7) all Indebtedness of other Persons to the extent Guaranteed by such Person;

            (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends); and

            (9) to the extent not otherwise included in this definition, obligations under Hedging Agreements.

            The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. With respect to Indebtedness of another Person secured by a Lien on the assets of the Company or any of its Restricted Subsidiaries, the amount of such Indebtedness shall be limited to the lesser of the Fair Market Value of the property secured or the amount of the secured Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "Initial Notes" means the $134,947,625 principal amount of 10% Senior Secured Notes due 2012 of the Company issued on the Issue Date.

            "Insolvency Proceeding" means:

            (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any of the Guarantors;

            (b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to the Company or any of the Guarantors or with respect to a material portion of their respective assets;

            (c) any liquidation, dissolution, or winding up of the Company or any of the Guarantors whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

            (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or the Guarantors.

            "Interest Payment Date" means March 1 and September 1 of each year, commencing on September 1, 2007.

            "Institutional Accredited Investors" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

            "Intercreditor Agreement" means the Intercreditor Agreement by and between the First Lien Agent and the Collateral Agent (as the same may be amended, modified, superseded, reinstated, succeeded or replaced from time to time in accordance with its terms).

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of
Section 4.07, (1) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

            "Issue Date" means May 9, 2007, the date on which the Initial Notes are originally issued.

            "Letters of Credit" means the "Letters of Credit," as that term is defined in the First Lien Credit Agreement.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

            "Management Group" means Thomas F. Helms, Jr. and other members of senior management of the Company or Parent on the Issue Date.

            "Maturity Date" means March 1, 2012.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) therefrom in each case net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

            (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves; and

            (5) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

            "Non-Recourse Debt" means Indebtedness (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

            "Note Guarantee" means the Guarantee of the Notes by a Guarantor.

            "Notes" means, collectively, the Initial Notes and the Additional Notes, if any, and treated as a single class of notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Company or, in the case of a reference to Officers of any of the Guarantors or to an Officers' Certificate to be delivered by or on behalf of any of the Guarantors, of such Guarantor.

            "Officers' Certificate" means a certificate signed by two Officers of the Company or a Guarantor, as the case may be, and which complies with the provisions of Section 11.04 hereof.

            "144A Global Note(s)" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "OpCo Notes" means the Senior Notes due 2012 issued by the Company on February 17, 2004.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, and which complies, if applicable, with the provisions of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Parent" means North Atlantic Holding Company, Inc., a Delaware corporation.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu as to payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

            "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

            "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in:

            (1)   a Restricted Subsidiary of the Company;

            (2) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company;

            (3)   Cash Equivalents;

            (4) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $2.0 million at any time;

            (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

            (8) Investments not to exceed $7.5 million in the aggregate at any time (less the amount of any Restricted Payments made pursuant to clause
      (16)(b) of Section 4.07 it being understood that any Restricted Payments made pursuant to clause (16) of Section 4.07 shall be first made pursuant to clause (16)(a));

            (9) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Dispositions effected in compliance with Section 4.10 or in connection with any sale of assets not constituting an Asset Disposition;

            (10) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries;

            (11) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

            (12) Investments held by the Company or any Restricted Subsidiary on the Issue Date; and

            (13)  Investments in Holdco Notes.

            "Permitted Liens" means:

            (1) Liens granted by the Company and the Guarantors which secure Indebtedness to the extent the Indebtedness is Incurred pursuant to
      Section 4.09(b)(1);

            (2)   Liens in favor of the Company or any Guarantor;

            (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or any Restricted Subsidiary thereof; provided that such Liens were not Incurred in contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such transaction;

            (4) Liens to secure the performance of obligations (including letters of credit), surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

            (5)   Liens existing on the Issue Date;

            (6) Liens securing the Notes, the Indenture and all other Second Lien Obligations;

            (7) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (1), (2), (3) and (5) above and (9) below, provided that the Liens in connection with such extensions, renewals, refundings or refinancings shall be limited to all or part of the specific property which was subject to the original Lien;

            (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (9) any Lien securing purchase money obligations Incurred in connection with the purchase of real or personal property, provided that such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not Incurred more than 30 days after the Incurrence of such Indebtedness secured by such Lien;

            (10) Liens to secure Capitalized Lease Obligations (except in respect of Sale Leaseback Transactions) on real or personal property of the Company or any of its Restricted Subsidiaries to the extent consummated in compliance with the Indenture, provided that such Liens do not extend to or cover any property of the Company of any of its Restricted Subsidiaries other than the property subject to such Capitalized Lease Obligation;

            (11) judgment Liens not giving rise to a Default or Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired; and

            (12) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.

            "Private Placement Legend" means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            A "Public Market" exists at any time with respect to the common stock of the Company or Parent if (1) the common stock of the Company or Parent, as applicable, is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded on a national securities exchange and
(2) at least 15% of the total issued and outstanding common stock of the Company or Parent, as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

            "Record Date" means the record dates specified in the Notes, whether or not a Legal Holiday.

            "Refinancing Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

            (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced;

            (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced;

            (3) the Refinancing Indebtedness is subordinated in right of payment to the Notes on the same terms as the Indebtedness being refinanced if such Indebtedness is subordinate in right of payment to the Notes;

            (4) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium or accrued interest required to be paid in connection therewith and reasonable fees and expenses therewith); and

            (5) Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary which refinances Indebtedness of the Company.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Global Note(s)" means one or more Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on, Regulation S.

            "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

            "Restricted Payment" has the meaning provided in Section 4.07.

            "Restricted Subsidiary" means any Subsidiary of the Company other an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated under the Securities Act.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

            "Second Lien Collateral" means all of the assets and property of the Company, Parent or the Guarantors, whether real, personal, or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

            "Second Lien Collateral Documents" means the Second Lien Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

            "Second Lien Documents" means the Second Lien Collateral Documents, this Indenture, the Notes, the Second Lien Guarantee and the Second Lien Mortgages, as each may be amended, restated, supplemented, modified, renewed, or extended from time to time in a manner that is not in conflict with the provisions of the Intercreditor Agreement.

            "Second Lien Guarantors" means Parent and the Subsidiary Guarantors, in such capacity.

            "Second Lien Guarantee" means the guarantee set forth in Article 10 of this Indenture by the Second Lien Guarantors, but shall also include each other guarantee made by any other guarantor in favor of the Collateral Agent.

            "Second Lien Mortgages" means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by the Company or the Guarantors is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "Second Lien Obligations" means all obligations and all amounts owing, due, or secured under the terms of this Indenture or any other Second Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

            "Second Lien Security Agreement" means the security agreement, dated as of the date of this Indenture, made by the Company and each of the Guarantors in favor of the Collateral Agent.

            "Secured Indebtedness" means (1) any Indebtedness of the Company or any Guarantor that is secured by any assets or property of the Company or any Guarantor and (2) any Indebtedness of a Subsidiary of the Company that is not a Guarantor.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 6.01(a)(7), (8), (9) or (10) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

            "Subordinated Obligations" means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or to the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable, pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

            "Subsidiary Guarantee" means the Guarantee of the Notes by a Subsidiary Guarantor.

            "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date and is applicable to the Indenture, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with Article 7 and thereafter means the successor serving hereunder.

            "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2008; provided, however, that if the period from such redemption date to March 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "Unrestricted Global Note" means a Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, but that does not bear the Private Placement Legend, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

            "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, (i) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries and (ii) either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.09(a) and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02.     Other Definitions.

                                                               Defined in
     Term                                                       Section
     ----                                                       -------
     "actual knowledge"....................................        7.02
     "Affiliate Transaction"...............................        4.11
     "Authentication Order"................................        2.02
     "covenant defeasance option"..........................        8.01
     "Declaration".........................................        6.02
     "Default Amount"......................................        6.02
     "Event of Default"....................................        6.01
     "Excess Proceeds".....................................        4.10
     "Funding Guarantor"...................................       10.05
     "Guaranteed Obligations"..............................       10.01
     "legal defeasance option".............................        8.01
     "Legal Holiday".......................................       11.07
     "Net Proceeds Offer"..................................        4.10
     "Note Register" ......................................        2.03
     "Offer Amount"........................................        3.09
     "Offer Period"........................................        3.09
     "Offered Price" ......................................        4.10
     "Paying Agent"........................................        2.03
     "Payment Amount"......................................        4.10
     "Purchase Date".......................................        3.09
     "Registrar"...........................................        2.03
     "Successor Company"...................................        5.01

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture incorporates a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            To the extent applicable, the following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes and the Note Guarantees;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

            To the extent applicable, all other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning\ assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5)   provisions apply to successive events and transactions.

                                   ARTICLE 2

                                 THE SECURITIES

Section 2.01.     Form and Dating.

            (a) The Notes, the notation thereon relating to the Note Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company, the Guarantors and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

            The terms and provisions contained in the forms of the Notes and the Note Guarantees, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global

Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Depositary, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by
Section 2.06 hereof.

            (c) Participants and Indirect Participants shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the custodian for the Depositary and the Depositary shall be treated by the Company, the Trustee and any agent of either of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02.     Execution and Authentication.

            One Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor shall execute a Note Guarantee in the manner set forth in
Section 10.02.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Initial Notes for original issue on the Issue Date in aggregate principal amount not to exceed $134,947,625 (other than as provided in Section 2.07). The Trustee shall authenticate Additional Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.07). Each such Authentication Order shall specify the number, principal amount of Notes and registered Holder of each of the Notes to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as Definitive Notes or Global Notes, delivery instructions and such other information as the Trustee shall reasonably request.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

            (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) Notes may be presented for payment ("Paying Agent") and

(iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the "Note Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA to the extent the TIA is applicable to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

            (b) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and the Trustee hereby agrees to initially act as such.

            (c) The Company initially appoints the Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

            The Company, the Guarantors or any other obligor on the Notes shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company, any of the Guarantors or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company, the Guarantors or any other obligor on the Notes at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Company, the Guarantors or any other obligor on the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05.     Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company, the Guarantors or any other obligor on the Notes shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company, the Guarantors or any other obligor on the Notes shall otherwise comply with TIA ss. 312(a).

Section 2.06.     Transfer and Exchange.

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon written request of the Depositary if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided herein, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

            (3) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements of the Securities Act; or

                  (B)   the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer or exchange is effected pursuant to this clause
(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more

Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this clause (4).

            (5) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

            (1) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements of the Securities Act; or

                  (B)   the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements of the Securities Act; or

                  (B)   the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel such Restricted Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of the Unrestricted Global Note.

            (3) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements of the Securities Act; or

                  (B)   the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1)   Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
            HOLDER:

            (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR
            (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

            (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
            (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agents for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (h)   General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

            (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

            (a) If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss, liability or expense which any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge a Holder for reasonable out-of-pocket expenses in replacing a Note.

            (b)   Every replacement Note is an obligation of the Company.

Section 2.08.     Outstanding Notes.

            (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

            (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            (c)   If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            (d) Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company or a Guarantor holds the Note; provided that Notes held by the Company or a Subsidiary Guarantor shall be deemed not to be outstanding for purposes of Section 3.07(c) hereof.

Section 2.09.     Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered.

Section 2.10.     Temporary Notes.

            Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company, the Guarantors and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11.     Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that a copy of the cancelled Notes be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     CUSIP Number.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption, exchange or offers to purchase as a convenience to Holders; provided that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.14.     Deposit of Moneys.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

Section 2.15.     Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company and any Registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent or any Registrar shall be affected by any notice to the contrary.

Section 2.16.     Record Date.

            The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to Section 2.05 hereto.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.     Notices to Trustee.

            (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

            (b) If the Company is required to make an offer to redeem Notes pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

Section 3.02.     Selection of Notes to Be Redeemed.

            In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. Notes may be redeemed in part in multiples of $1.00 principal amount only.

Section 3.03.     Notice of Redemption.
                  --------------------

            (a) Subject to the provisions of Section 3.09 hereof, at least 30 but no more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the Note Register.

            The notice shall identify the Notes to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

            (4)   the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and a form of notice setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any. A notice of redemption may not be conditional.

Section 3.05.     Deposit of Redemption Price.

            (a) On or prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            (b) On and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

            (a) On and after March 1, 2008, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing March 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                             REDEMPTION
          YEAR                                                 PRICE
          ------------------------------------------------   ----------
          2008.............................................. 105.000%
          2009.............................................. 102.500%
          2010 and thereafter............................... 100.000%

            (b) Prior to March 1, 2008, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

            (c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

            Except as set forth in Sections 4.10 and 4.14, the Company is not required to make mandatory redemption or sinking fund payments prior to the maturity of the Notes.

Section 3.09.     Offer to Purchase by Application of Excess Proceeds.

            (a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence a Net Proceeds Offer it shall follow the procedures specified below:

            (1) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section
      4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Net Proceeds Offer.

            (2) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person under whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

            (3) Upon the commencement of any Net Proceeds Offer, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                  (A) that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Net Proceeds Offer shall remain open;

                  (B) the Offer Amount (and the Payment Amount, if different), the Offered Price, the Pari Passu Indebtedness Price (if any) and the Purchase Date;

                  (C) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (D) that any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Purchase Date;

                  (E) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (F) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                  (G) if the aggregate Pari Passu Indebtedness Price paid to holders of Pari Passu Indebtedness is less than the pro rata portion of the Payment Amount allocable to such Pari Passu Indebtedness, then such shortfall shall be used to purchase Notes validly tendered and not withdrawn in excess of the pro rata portion of the Payment Amount allocable to the Notes;

                  (H) that, if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders of Notes thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes (as may be increased in accordance with clause (G) above) the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased); and

                  (I) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (4) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the pro rata portion of the Payment Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer or, if less than the pro rata portion of the Payment Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
      Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such

      Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

            (b) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4

                                    COVENANTS

Section 4.01.     Payment of Notes.

            (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

            (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

            (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

Section 4.03.     Reports.

            From and after the Issue Date, so long as the Notes are outstanding, unless the Company or Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company will provide to the Trustee and to the Holders on a site, which may be password-protected, on Intralinks.com or another similar website to which Holders are given access or the Company's website, the following information, within the timeframes indicated, that would be required to be contained in a filing with the Commission:

            (a) Within 100 days following the end of each fiscal year, the Company will provide information which complies in all material respects with the following Form 10-K items:

            (1)   Item 1. Business;

            (2)   Item 2. Properties;

            (3) Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations;

            (4)   Item 8. Financial Statements and Supplementary Data; and

            (5)   Item 10. Directors, Executive Officers and Corporate
      Governance.

            (b) Within 50 days following the end of each of the first three fiscal quarters of each fiscal year, the Company will provide information which complies in all material respects with the following Form 10-Q items:

            (1)   Part I, Item 1. Financial Statements; and

            (2) Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

            (c) Within four Business Days following the occurrence of a reportable event, the Company will provide information which complies in all material respects with the following 8-K items:

            (1)   Item 1.01. Entry into a Material Definitive Agreement;

            (2)   Item 1.02. Termination of a Material Definitive Agreement;

            (3)   Item 1.03. Bankruptcy or Receivership;

            (4)   Item 2.01. Completion of Acquisition or Disposition of Assets;

            (5)   Item 5.01. Changes in Control of Registrant;

            (6) Item 5.02(a)-(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; and

            (7) Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            (d) In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (e) If at any time Parent holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), as confirmed to the Trustee in an Officer's Certificate, the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be furnished by and be those of Parent rather than the Company.

            (f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

Section 4.04.     Compliance Certificates.

            (a) Each of the Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries or such Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, as confirmed to the Trustee in an Officer's Certificate, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of
(x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of
Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company and each of the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument relating to Indebtedness to which the Company is a party, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

            (d) The Company and each of the Guarantors shall also comply with TIA ss. 314(a)(4).

            (e) Except with respect to receipt of Note payments when due and any Default or Event of Default information contained in the Officer's Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company's compliance with, or the breach of any representation, warranty of covenant made in this Indenture.

Section 4.05.     Taxes.

            The Company and each of the Guarantors shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.     Stay, Extension and Usury Laws.

            Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Notes); and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Limitation on Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

            (a) declare or pay any dividend or make any distribution on or in respect of Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company;

            (b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

            (c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations;

            (d) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Opco Notes; or

            (e) make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses
(a) through (d) being referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first fiscal quarter beginning after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust of the Company or a Subsidiary of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $5.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing;

                  (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company Incurred subsequent to the Issue Date which is convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

                  (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted

            Subsidiaries as Restricted Subsidiaries (valued, in the case of this clause (ii), as provided in the definition of "Investment") not to exceed the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no such amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

The provisions of the immediately preceding paragraph shall not prohibit:

            (4) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust) of the Company; provided, however, that the net proceeds from such sale shall be excluded from clause (3)(B) of the immediately preceding paragraph;

            (5) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations in compliance with Section 4.09;

            (6) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

            (7) payments to Parent to permit Parent, and which are used by Parent, to redeem Capital Stock of Parent held by officers, directors or employees of Parent, the Company or any of its Subsidiaries (or their transferees, estates or beneficiaries under their estates); provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $1.0 million during any calendar year (with any unused amounts in any calendar year being carried over to succeeding calendar years);

            (8) the payment of any dividend by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

            (9) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

            (10) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

            (11) to the extent constituting Restricted Payments, the payments set forth Section 4.11(9) and (10);

            (12) the payment of dividends by the Company to Parent for the purpose of enabling Parent to make cash interest, principal, and premium, if any, payments as and when required on the Holdco Notes; provided that such dividends shall be made by the Company no earlier than five Business Days prior to the date such amounts are required to be paid on the Holdco Notes;

            (13) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Holdco Notes, including through an exchange, or the payment of dividends by the Company to Parent for such purpose; provided that such dividends shall be made by the Company no earlier than five Business Days prior to the date such amounts are scheduled to be paid on the Holdco Notes;

            (14) the making of other Restricted Payments not to exceed $10.0 million in the aggregate;

            (15)  any transactions contemplated by the Exchange Agreement; and

            (16) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of OpCo Notes for an amount not to exceed the sum of (a) $5.0 million and (b) any unused portion of the amount specified in clause (8) of the definition of Permitted Investments.

provided, however, that no Default shall have occurred or be continuing at the time of any such Restricted Payment or as a result thereof. In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (3), (4) and (10) of this paragraph shall be included in the calculation of the amount of Restricted Payments and amounts expended pursuant to the other clauses of this Section shall be excluded in the calculation of the amount of Restricted Payments.

            For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets; provided that any Restricted Payment made other than in cash shall be valued at the Fair Market Value of the assets so utilized in making such Restricted Payment; provided, further, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the Fair Market Value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment made with non-cash assets in an aggregate amount in excess of $5.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.07 hereof shall be issued by an independent investment banking firm of national standing.

Section 4.08.     Limitation on Distributions from Restricted Subsidiaries.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company;

            (2)   make any loans or advances to the Company; or

            (3) transfer any of its property or assets to the Company except (in each case) for such encumbrances or restrictions existing under or by reason of:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (b) any encumbrance or restriction under the First Lien Documents or the Second Lien Documents;

                  (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness issued in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);

                  (d) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of this Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a), (b), (c) or this clause (d) or contained in any amendment to an agreement referred to in clauses
            (a), (b), (c) or this clause (d); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date;

                  (e) in the case of clause (3) of this Section 4.08, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

                  (f) in the case of clause (3) of this Section 4.08, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

                  (g) in the case of clause (3) of this Section 4.08, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not Incurred in connection with or in contemplation of such acquisition;

                  (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Capital Stock thereof); and

                  (j) encumbrances or restrictions arising or existing by reason of applicable law.

Section 4.09.     Limitation on Incurrence of Indebtedness.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, if on the date thereof the Consolidated Leverage Ratio would be less than 5.5:1.

            (b) Notwithstanding the foregoing paragraph (a), the Company and, as applicable, its Restricted Subsidiaries may Incur the following Indebtedness:

            (1) Indebtedness of the Company and the Subsidiary Guarantors Incurred pursuant to one or more Credit Facilities in an aggregate principal amount not to exceed $93.5 million at any time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), less the aggregate of all net proceeds of Asset Dispositions applied to repay any such Indebtedness (and, in the case of a revolving credit facility, to effect a corresponding reduction in the commitments to advance loans thereunder);

            (2) Indebtedness of the Company and its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement and any refinancing of the foregoing; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (2) shall not exceed $5.0 million at any time outstanding;

            (3) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such latter Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor not permitted by this clause (3);

            (4) Indebtedness represented by (v) the Notes issued on the Issue Date, (w) the Note Guarantees, (x) Existing Indebtedness and (y) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to paragraph (a) above or clause
      (8) below;

            (5) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business;

            (6) Indebtedness under Hedging Agreements; provided, however, that such Hedging Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries and correspond in terms of notional amount, duration, currencies, commodities and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

            (7) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness of a Restricted Subsidiary (so long as the guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant) and (B) Guarantees by a Guarantor of Indebtedness of the Company or any other Guarantor (so long as such guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant);

            (8) the issuance of Additional Notes in exchange for outstanding Holdco Notes at a rate not to exceed $812.5 principal amount of Additional Notes for each $1,000 principal amount of Holdco Notes; and

            (9)   Indebtedness (other than Indebtedness described in clauses
      (1)-(8)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed $10.0 million.

            (c) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

            (d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in Sections 4.09(b)(1) through (9) or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify and later reclassify all or a portion of such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the First Lien Credit Agreement on the Issue Date shall be deemed to have been Incurred on the Issue Date under Section 4.09(b)(1).

            (e) The accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will be deemed not to be an Incurrence of Indebtedness for purposes of Section 4.09.

Section 4.10.     Limitation on Asset Dispositions.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition; and

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

If the Company or any Restricted Subsidiary engages in an Asset Disposition, the Company or such Restricted Subsidiary shall apply the Net Available Cash therefrom within 395 days after receipt thereof (x) to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness (other than the Notes)), to prepay, repay or purchase Secured Indebtedness (and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased), (y) to the investment in or acquisition of Additional Assets or (z) to make capital expenditures in respect of assets used or useful in the business of the Company or a Restricted Subsidiary. The amount of Net Available Cash not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

            (b) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase from all Holders and, if applicable, redeem, prepay, repay or purchase (collectively, "redeem") (or make an offer to do so) any Pari Passu Indebtedness of the Company, the provisions of which require the Company to redeem such Pari Passu Indebtedness with the proceeds from any Asset Dispositions (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

            (1) the Company shall (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders, and (b) redeem (or make an offer to do
      so) any such other Pari Passu Indebtedness (pro rata in proportion to the respective principal amounts of the Notes and such other Pari Passu Indebtedness required to be redeemed), the maximum principal amount (the "Payment Amount") of Notes and Pari Passu Indebtedness that may be redeemed out of the amount of such Excess Proceeds;

            (2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

            (3) if the aggregate Pari Passu Indebtedness Price paid to holders of Pari Passu Indebtedness is less than the pro rata portion of the Payment Amount allocable to such Pari Passu Indebtedness, then such shortfall shall be used to purchase Notes validly tendered and not withdrawn in excess of the pro rata portion of the Payment Amount allocable to the Notes;

            (4) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders of Notes thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes (as may be increased in accordance with clause (3) above), Notes to be purchased shall be selected on a pro rata basis; and

            (5) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

            To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto, such shortfall may be used by the Company for general corporate purposes as permitted under this Indenture.

            Any such Net Proceeds Offer shall be conducted in accordance with
Section 3.09 hereof.

            For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of senior Indebtedness of the Company or senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days following the Asset Disposition) converted by the Company or such Restricted Subsidiary into cash.

            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 4.11.     Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless:

            (a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate;

            (b) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (a) above); and

            (c) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

      The foregoing paragraph shall not apply to:

            (1)   any Restricted Payment permitted to be made pursuant to
      Section 4.07;

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company;

            (3) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $2.0 million at any time;

            (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries so long as the Affiliate (other than the Company or another Restricted Subsidiary) owns any Capital Stock in any such Restricted Subsidiary;

            (5) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

            (6) transactions pursuant to agreements in existence on the Issue Date;

            (7) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business;

            (8) the issuance of Capital Stock of the Company (other than Disqualified Stock);

            (9) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Restricted Subsidiaries, on the one hand, and Parent or any other Person with which the Company or such Restricted Subsidiaries are required or permitted to file a consolidated, combined or unitary tax return or with which the Company or such Restricted Subsidiaries are part of a consolidated combined or unitary group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; and

            (10) payments by the Company to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing costs of Parent actually Incurred by Parent, in any case in an aggregate amount not to exceed $500,000 in any calendar year in which there does not exist a Public Market and $1.0 million in any calendar year in which a Public Market exists.

Section 4.12.     Limitation on Liens.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens (except for Permitted Liens) against any assets of the Company or any Restricted Subsidiary.

Section 4.13.     Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14.     Change of Control.

            (a) Upon the occurrence of a Change of Control each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date);

            (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

            (c) Holders electing to have a Note repurchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

            (d) On the repurchase date, all Notes repurchased by the Company under this Section 4.14 shall be delivered by the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.14(e). To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.15.     Payments for Consent.

            The Company will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration (whether in the form of cash, securities or any other form) to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5

                                   SUCCESSORS

Section 5.01.     Limitations on Merger, Consolidation or Sale of Assets.

            (a) The Company shall not directly or indirectly consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, whether in a single or series of related transactions, to, any Person (other than a Guarantor) and the Company shall not permit any one or more Restricted Subsidiaries directly or indirectly to consolidate or merge with or into, or convey, transfer or lease all or substantially all of their or its assets, whether in a single or series of related transactions, to any Person (other than a Guarantor) if it would involve all or substantially all of the consolidated assets of the Company, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, (a) by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and (b) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a); and

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            (b) No Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10) shall consolidate with or merge with or into or convey, transfer or lease all or substantially all of its assets to any Person (other than the Company or any other Guarantor) unless:

            (1) the resulting, surviving or transferee Person (the "Successor Guarantor") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not such Guarantor) shall expressly assume, (a) by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Notes, this Indenture and the Registration Rights


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



      Agreement and (b) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Guarantor under the Collateral Agreements, and in connection therewith shall cause such instruments; to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

            (3) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Section 5.02.     Successor Company Substituted.

            The Successor Company or the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as applicable, under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company or the Guarantor, as the case may be, will not be released from the obligation to pay the principal of and interest on the Notes or its Note Guarantee, as applicable.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

            (a) Each of the following constitutes an Event of Default ("Event of Default") under this Indenture:

            (1) a default in any payment of interest on any Note when due, continued for 30 days;

            (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

            (3) the failure by the Company to comply with its obligations under Section 5.01;

            (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.14 hereof (in each case, other than a failure to purchase Notes, which shall constitute an Event of Default under clause
      (2) above);

            (5) the failure by the Company or any Guarantor to comply for 45 days after notice with its other agreements contained in this Indenture;




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            (6)   Indebtedness of Parent, the Company or any Restricted
      Subsidiary is not paid within any applicable grace period after the due date thereof or is accelerated by the holders thereof because of a default and the total amount of all such Indebtedness unpaid or accelerated exceeds $10.0 million;

            (7) any judgment or decree for the payment of money in excess of $10.0 million (to the extent not covered by insurance) is rendered against Parent, the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

            (8) any Note Guarantee by Parent or a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations hereunder or its Note Guarantee and such Default continues for 10 days;

            (9) Parent, the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors,

                  (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

                  (F) takes any corporate action to authorize or effect any of the foregoing;

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against Parent, the Company or any of its Significant Subsidiaries in an involuntary case,

                  (B) appoints a custodian of Parent, the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                  (C) orders the liquidation of Parent, the Company or any of its Significant Subsidiaries,

      and the order or decree remains unstayed and in effect for 60 consecutive days; and

            (11) any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective in all material respects to give the


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      Collateral Agent, the Liens with the priority purported to be created thereby (subject to the Intercreditor Agreement).

However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) or (5) after receipt of such notice.

Section 6.02.     Acceleration.

            If an Event of Default (other than an Event of Default specified in clauses (9) or (10) of Section 6.01(a) with respect to Parent or the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and (if given by the Holders) the Trustee, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable (the "Default Amount"). Upon any such Declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in clauses (9) or (10) of Section 6.01(a) occurs with respect to Parent or the Company, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind any Declaration if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Note which has become due solely as a result of such Declaration) have been cured, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Holder pursuant to Section 9.02 hereof.

Section 6.03.     Other Remedies.

            (a) If an Event of Default occurs and is continuing, the Trustee, the Collateral Agent and the Holders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or any Collateral Agreement.

            (b) Each of the Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

            The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.



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



Section 6.05.     Control by Majority.

            The Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee or the Collateral Agent, as the case may be, in personal liability or expense for which it is not adequately indemnified.

Section 6.06.     Limitation on Suits.

            (a) A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee, in the reasonable opinion of such Trustee, a direction inconsistent with the request.

      The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such prepayments set forth in such Note.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.     Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee or Collateral Agent.

            If an Event of Default specified in Section 6.01(a)(1) or (2) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee or the Collateral Agent is authorized to recover judgment (a) in its own name and
(b)(1) in the case of the Trustee, as trustee of an express trust or (2) in the


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



case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case, against the Company or any Guarantor or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee or Collateral Agent under the Collateral Agreements and Section 7.07.

Section 6.09.     Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent or their respective agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Collateral Agreements and Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Collateral Agreements and Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

            (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            (1) First: to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities Incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

            (2) Second: if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to the Holders for their collection costs;

            (3) Third: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the


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



      Notes for principal, premium, if any, and interest, respectively; and

            (4) Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article 10 hereof from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

            (b) The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as the Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.     Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his or her own affairs.

            (b)   Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:



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



            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial loss, liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or loss, liability or expense is not reasonably assured to it.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Notes shall be subject to the provisions of this Section 7.01.

Section 7.02.     Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe such fact or matter is not true.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

            (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.

            (g) Except for (i) an Event of Default under 6.01(a)(1) or (2) hereof, or (ii) any other event of which the Trustee has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of Notes outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

            (h) The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Notes of any series affected then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee shall be repaid by the Company upon demand;

            (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

            (j) the Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

            (k) the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

            (l) the Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture; and

            (m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities; computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.



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Section 7.03.     Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

            The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Note Guarantees or the Collateral Agreements, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Note Guarantees, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication which shall be taken as a statement of the Company and as to which the Trustee assumes no liability for its correctness.

            Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

            The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent that the release by it of any Lien in violation of the Collateral Agreements constitutes gross negligence or willful misconduct, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire into the performance or observance of any terms of this Indenture by any Person that is a party thereto.

Section 7.05.     Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default in any payment of principal or interest on any Note, the Trustee may withhold the notice if a committee of its officers in good faith determines that withholding the notice is in the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after each fiscal year of the Company, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default.



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Section 7.06.     Reports by Trustee to Holders.

            (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

            (b) A copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee if and when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

            (a) The Company and each of the Guarantors, jointly and severally, shall pay to the Trustee and Collateral Agent from time to time reasonable compensation for their respective services of Trustee or Collateral Agent, as the case may be, as agreed to between each of the Trustee and the Collateral Agent, on the one hand, and the Company on the other. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Guarantors, jointly and severally, shall reimburse the Trustee and the Collateral Agent upon request for all reasonable disbursements, advances and expenses Incurred or made by them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and the Collateral Agent's respective agents and counsel.

            (b) The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses Incurred by them arising out of or in connection with the acceptance or administration of their respective duties under this Indenture or the Collateral Agreements, as the case may be, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Collateral Agreements, as the case may be, except as set forth below in subparagraph (d). The Trustee and the Collateral Agent shall notify the Company and each of the Guarantors promptly of any claim for which they may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Company or any Guarantor shall not relieve the Company or any of the Guarantors of their Obligations hereunder or under the Collateral Agreements. The Trustee and the Collateral Agent may have separate counsel and the Company and each of the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (c) The obligations of the Company and each of the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge or termination of this Indenture and the termination of the Collateral Agreements.

            (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss or liability Incurred by the Trustee or the Collateral Agent, as the case may be, through its own negligence, bad faith or willful misconduct.

            (e) To secure the Company's and each of the Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent in their respective capacities, except, in the case of the Trustee, that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.



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            (f)   When the Trustee Incurs expenses or renders services after an
Event of Default specified in Section 6.01(a)(9) or (10) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

            (i)   the Trustee fails to comply with Section 7.10 hereof;

            (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (iii) a custodian, receiver or other public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Holder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's and each of the Guarantor's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

            (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any of the Guarantors or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.



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Section 7.09.     Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

Section 7.10.     Eligibility; Disqualification.

            (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

            (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee shall comply with TIA ss. 310(b). The provisions of TIA ss. 310 shall also apply to the Company and each of the Guarantors, as obligor of the Notes.

Section 7.11.     Preferential Collection of Claims Against the Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company and each of the Guarantors as obligor on the Notes.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

Section 8.01.     Discharge of Liability on Securities; Defeasance.

            (a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been cancelled) as to all outstanding Notes when either:

            (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

            (2) (A) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 and the Company has irrevocably deposited or cause to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation;

            (B) the Company has paid all sums payable by it under this Indenture; and

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            (C)   the Company has delivered irrevocable instructions to the
      Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be; and

            (D) the Company has delivered an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

            (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option"), or (ii) all its obligations under Sections 3.09, 4.03, 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15 or 5.01(a)(3) and 5.01(a)(4) and the operation of Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and 6.01(a)(8) (as well as
6.01(a)(9) and 6.01(a)(10) hereof but only with respect to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            (c) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(4),
(5), (6), (7), (8), (9) (with respect to Significant Subsidiaries only) or (10) (with respect to Significant Subsidiaries only) or because of an Event of Default specified in Section 6.01(a)(3) resulting from the failure of the Company to comply with Section 5.01(a)(3).

            (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01, 8.04,
8.05 and 8.06 hereof and the obligations of each Guarantor under Article 10 in respect thereof shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof and the obligations of Guarantors under Article 10 in respect thereof shall survive.

Section 8.02.     Conditions to Defeasance.

            (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Notes to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

            (2) in the case of the legal defeasance option only, 91 days pass after the deposit is made and during the 91 day period no Default specified in Section 6.01(a)(9) or (10) hereof with respect to the Company or any Guarantor occurs which is continuing at the end of the period;



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



            (3) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

            (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

            (c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3 hereof.

Section 8.03.     Acknowledgment of Discharge by the Trustee

            Subject to Section 8.07, after (a) the conditions of Section 8.01 or
Section 8.02 have been satisfied, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the defeasance or satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company' obligations under this Indenture except for those surviving obligations specified in Section 8.01(e) and the Trustee shall execute and deliver to the Company any document reasonably requested by the Company to effect or evidence any release and discharge of any Lien or Collateral Agreement contemplated by Section 12.04.



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



Section 8.04.     Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

Section 8.05.     Repayment to the Company.

            (a) The Trustee and the Paying Agent shall promptly, and in any event no later than five Business Days, pay to the Company upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Notes, which amount shall be certified as such by independent public accountants.

            (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published (or at the expense of the Company, the Trustee shall have caused to be published) such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Holders entitled to the money must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.06.     Indemnity for Government Obligations.

            The Company and the Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.07.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Guarantor's Obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company or any Guarantor has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its Obligations, the Company or any of the Guarantors, as the case may be, shall be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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                                   ARTICLE 9

                                   AMENDMENTS

Section 9.01.     Without Consent of Holders.

            (a) Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee, and, if such amendment or supplement relates to any Collateral Agreement, the Collateral Agent, may amend or supplement this Indenture, the Notes, the Note Guarantees or any Collateral Agreement without the consent of any Holder:

            (1)   to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for the assumption by a Successor Company of the Obligation of the Company or any Guarantor pursuant to Article 5 hereof;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

            (4)   to add guarantees with respect to the Notes;

            (5) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

            (6)   to secure the Notes;

            (7) to add to the covenants of the Company or the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantors;

            (8) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA if it becomes necessary to qualify this Indenture under the TIA;

            (9) to comply with the rules of any applicable securities depository;

            (10) to make any change that does not adversely affect the rights of any Holder in any respect; or

            (11)  to evidence or provide for a replacement Trustee under Section
      7.08 hereof;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

            (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the


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



Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

            (c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

Section 9.02.     With Consent of Holders.

            (a) The Company and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or any Collateral Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default and its consequences (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

            (3) reduce the principal of or extend the Stated Maturity of any Note;

            (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed in accordance with Section 3.07;

            (5) make any Note payable in money other than that stated in the Note;

            (6)   make any change in Section 6.04 or 6.07 hereof or in this
      Section 9.02(a);

            (7) waive a Default or Event of Default in the payment of principal of premium, if any, or interest on, or redemption payment with respect to, any Note (excluding any principal or interest due solely as a result of the occurrence of a Declaration);

            (8) following the occurrence of an Asset Disposition or Change of Control, amend or modify the Company's obligation to repurchase Notes pursuant to Sections 4.10 and 4.14; or

            (9) release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

            (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture


                                       72
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affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            (d)   After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to all Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03.     Compliance with Trust Indenture Act.

            To the extent applicable to the Indenture, every amendment or supplement to this Indenture, the Notes or Collateral Agreements shall comply with the TIA.

Section 9.04.     Revocation and Effect of Consents.

            (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            (b) The Company may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.05 hereof, or (ii) such other date as the Company shall designate.

Section 9.05.     Notation on or Exchange of Securities.

            (a) Notes authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, Etc.

            The Trustee and/or Collateral Agent, as applicable, shall sign any amendment, waiver or supplement authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as the case


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may be, under this Indenture or any Collateral Agreement. If it does, the
Trustee or the Collateral Agent, as the case may be, may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplement, the Trustee or the Collateral Agent, as the case may be, shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                             GUARANTEE OF SECURITIES

Section 10.01.    Note Guarantee.

            (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Holder of a Note now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Note, and
(ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in
Section 10.04 hereof.

            (b) Each Guarantor further agrees that this Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Guaranteed Obligations.

            (c) Each Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Holders or the Trustee in respect of any Guaranteed Obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Article 10.

            (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

            (e) The Note Guarantee set forth in this Article 10 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.



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



Section 10.02.    Execution and Delivery of Note Guarantee.

            (a)   To evidence each Guarantor's Note Guarantee set forth in this
Article 10, each Guarantor hereby agrees that a notation of such Note Guarantee shall be placed on each Note authenticated and delivered by the Trustee.

            (b) This Indenture shall be executed on behalf of each Guarantor, and an Officer of each Guarantor shall sign the notation of the Note Guarantee on the Notes by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless. Each Guarantor hereby agrees that the Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

            (c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03.    Note Guarantee Unconditional, etc.

            Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Note; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Note Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Indenture and in this Article 10. Each Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

Section 10.04.    Limitation of Guarantor's Liability.

            Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to
Section 10.05 hereof, result in the obligations of such Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

Section 10.05.    Contribution.

            In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses Incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

Section 10.06.    Release.

            In the event of either (1) the issuance or sale of Capital Stock of a Guarantor which results in the Guarantor no longer being a Subsidiary of the Company, (2) a Guarantor becoming an Unrestricted Subsidiary or (3) the sale of all or substantially all of the assets of a Guarantor pursuant to an Asset Disposition which complies with the provisions set forth in Section 4.10, the applicable Guarantor's Note Guarantee will be released without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of each Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release, sale or transfer; provided, further, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in Section 4.10 and Section 3.09. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.06. Any Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this Article 10.

Section 10.07.    Additional Guarantors.

            Any Person that was not a Guarantor on the date of this Indenture may (or shall in the case of each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date) become a Guarantor by (a) executing and delivering to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, (b) executing and delivering to the Collateral Agent such amendments to the Collateral Agreements

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as may be necessary in order to grant to the Collateral Agent, for the benefit of Holders, a perfected security interest in such Person's Collateral (as such term is defined in the Second Lien Security Agreement) and are required to be pledged pursuant to the Collateral Agreements; (iii) taking such further action and executing other documents specified in this Indenture or the Collateral Agreements or otherwise necessary to give effect to the foregoing; and (x) delivering to the Trustee an Opinion of Counsel to the effect that such supplemental indenture and any other documents required to be delivered have been duly authorized and executed by such Person and constitute the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Note Guarantee of each Person described in this Section 10.07 shall apply to all Notes theretofore executed and delivered, notwithstanding any failure of such Notes to contain a notation of such Note Guarantee thereon.

Section 10.08.    Successors and Assigns.

            This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.    Notices.

            (a) Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

            If to the Company or any of the Guarantors:

                  North Atlantic Trading Company, Inc.
                  3029 West Muhammad Ali Boulevard
                  Louisville, KY  40212
                  Attention:  Chief Financial Officer

            If to the Trustee and Collateral Agent:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  EP-MN-WS3C
                  St. Paul, MN 55107-2292

            (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (d) Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.    Communication by Holders with Other Holders.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company and/or any of the Guarantors to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Agreement, the Company and/or any of the Guarantors, as the case may be, shall furnish to the Trustee or the Collateral Agent, as the case may be:

            (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.    Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:



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



            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

      With respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06.    Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.    Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.    No Recourse Against Others.

            No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Company, any Guarantor or any of their respective predecessors shall have any liability for any Obligations of the Company or any Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 11.09.    Duplicate Originals.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10.    Governing Law.

            This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.





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



Section 11.11.    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Guarantors, the Company or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12.    Successors.

            All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind its successors. All agreements of each of the Trustee and the Collateral Agreement in this Indenture shall bind their respective successors.

Section 11.13.    Severability.

            In case any provision in this Indenture, in the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14.    Counterpart Originals.

            This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.15.    Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 12

                                    SECURITY

Section 12.01.    Grant of Security Interest.
                  --------------------------

            (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Note Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. The Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent security interests in the Collateral subject to the terms of the Intercreditor Agreement.

            (b) Each Holder, by its acceptance of a Note, (i) appoints the Collateral Agent to act as its agent (and by its signature below, the Collateral Agent accepts such appointment) and (ii) consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. Parent and the Company shall, and the Company shall cause each of its Restricted Subsidiaries to, do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed. Parent and the Company shall, and the Company shall cause each of its Restricted Subsidiaries to (i) perform and observe their obligations under the Collateral Agreements and (ii) take any and all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Note Guarantees valid, enforceable and perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, and subject to no other Liens, in each case, except as expressly permitted herein or therein.

Section 12.02.    Release of Collateral.

            (a) The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the Collateral Agreements.

            (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements (except to the extent specifically provided in any such provision) shall be effective as against the Holders or the Collateral Agent or the Trustee.

            (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.

Section 12.03.    Specified Releases of Collateral.

            (a) Notwithstanding anything to the contrary in Section 12.02, Collateral may be released from the Lien and security interest created by the Second Lien Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided hereby. Upon the request of the Company pursuant to an Officers' Certificate certifying, and an Opinion of Counsel stating, that all conditions precedent hereunder have been met and without the consent of any Holder, whether prior to or after the Discharge of First Lien Obligations, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Note Guarantees, and the Collateral Agent shall release the same from such Liens, under any one or more of the following circumstances:

            (1) to enable the Company (or a Guarantor) to consummate asset dispositions permitted or not prohibited under Section 4.10, in each case to a Person other than the Company or a Guarantor or any of their respective Subsidiaries; provided that such Liens will not be released if such sale or disposition is subject to Section 5.01;

            (2) if any Guarantor is released from its Note Guarantee, such Guarantor's assets will also be released from the Liens securing the Notes and the Note Guarantees; or

            (3)   as described under Section 9.01 and Section 9.02.

            (b) Upon receipt of an Officers' Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

Section 12.04. Release upon Satisfaction or Defeasance of all Outstanding Obligations.

            The Liens on all Collateral that secure the Notes and the Note Guarantees will be terminated and released:

            (1) if the Company exercises Legal Defeasance or Covenant Defeasance as described under Section 8.01;

            (2) upon satisfaction and discharge of this Indenture as described under Section 8.02; or

            (3) upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

                  Upon receipt of an Officers' Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement.

Section 12.05.    Form and Sufficiency of Release.

            In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor or any of their respective Subsidiaries, and the Company or such Guarantor requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 12.06.    Purchaser Protected.

            No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.07. Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

            Subject to the provisions of the applicable Collateral Agreements, the Trustee and each Holder (by acceptance of its Notes) agrees that (a) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Agreements and (b) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

Section 12.08. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

            The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section
6.10 and the other provisions of this Indenture and the Collateral Agreements.

Section 12.09.    Intercreditor Agreement.

            This Article Twelve, the Second Lien Security Agreement, the Second Lien Mortgages and the other Second Lien Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement, which the Trustee as Collateral Agent is hereby directed to execute, deliver and perform.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                    NORTH ATLANTIC TRADING
                                        COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Senior Vice President and Chief
                                              Financial Officer


                                    NORTH ATLANTIC HOLDING
                                        COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Senior Vice President and Chief
                                              Financial Officer


                                    FRED STOKER & SONS, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    NATIONAL TOBACCO COMPANY, LP


                                    By:  National Tobacco Finance Corporation,
                                         its General Partner


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    NATIONAL TOBACCO FINANCE CORPORATION


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President

                                    NORTH ATLANTIC CIGARETTE COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    NORTH ATLANTIC OPERATING COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    RBJ SALES, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    STOKER, INC.


                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION, as
                                       Trustee and Collateral Agent


                                    By:   /s/ Richard Prokosch
                                       -----------------------------------
                                       Name:  Richard Prokosch
                                       Title: Vice President

                                       A-3
                                                                       EXHIBIT A



                                                                       CUSIP No:


                                 (Front of Note)
No. 1                                                           $_______________



                      NORTH ATLANTIC TRADING COMPANY, INC.
                        10% Senior Secured Notes due 2012


            NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $[_____________] on March 1, 2012.

            Interest Payment Dates: [_____________] and [_____________],
commencing [_____________], 20[__].

            Record Dates: [_____________] and [_____________] (whether or not a
Business Day).

            Additional provisions of this Note are set forth on the other side of this Note.

                                    Dated:

                                       NORTH ATLANTIC TRADING
                                        COMPANY, INC.


                                       By:_______________________________


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: _______________________________
      Authorized Officer

                                (Reverse of Note)

                        10% SENIOR SECURED NOTE DUE 2012


            Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

            1. Interest. North Atlantic Trading Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Company shall pay, in cash, interest and additional interest, if any, on the principal amount of this Note at the rate per annum of 10%. The Company will pay interest and additional interest, if any, semiannually in arrears on March 1 and September 1 of each year (each an "Interest Payment Date"), commencing September 1, 2007, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and additional interest, if any, to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company may act in any such capacity.

            4. Indenture. The Company issued the Notes under an Indenture, dated as of May 9, 2007 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

            5. Optional Redemption. (a) On and after March 1, 2008, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing March 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                            REDEMPTION
         YEAR                                                 PRICE
         -------------------------------------------------- ----------
         2008.............................................. 105.000%
         2009.............................................. 102.500%
         2010 and thereafter............................... 100.000%


            (b) Prior to March 1, 2008, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

            6.    Mandatory Redemption. Except as set forth in Sections 4.10 and
4.14 of the Indenture, the Notes are not subject to mandatory redemption or sinking fund payments.

            7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date), (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

            (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Excess Proceeds from such an Asset Disposition exceeds $10 million, the Company shall be required to make a Net Proceeds Offer in the manner described in the Indenture.

            8. Notice of Redemption. Notice of redemption shall be mailed at least 30 but no more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

            9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date. This Note represents the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

            10. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer and subject to the Indenture, the Company, the Trustee, any Paying Agent or any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-registrar shall be affected by any notice to the contrary.

            11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA if it becomes necessary to qualify this Indenture under the TIA or to make any change that does not adversely affect the rights of any Holder.

            12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Guarantors or any Affiliate of the Company or the Guarantors, and may otherwise deal with the Company, the Guarantors and their respective Affiliates as if it were not Trustee.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

            15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

            17. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            19. Security. The Company's and Guarantors' obligations under the Notes are secured by liens on the Collateral pursuant to the Collateral Agreements. The actions of the Trustee, the Collateral Agent and the Holders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

            20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  North Atlantic Trading Company, Inc.
                  3029 West Muhammad Ali Boulevard
                  Louisville, KY  40212
                  Attn: Chief Financial Officer

                            FORM OF NOTATION ON NOTE
                           RELATING TO NOTE GUARANTEE

                                 NOTE GUARANTEE


            The Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Guarantor being referred to herein as the "Note Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Notes, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Notes to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Notes or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee.

            The Obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee.

            No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            This is a continuing Note Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.

            This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

            Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                    Guarantors:

                                    NORTH ATLANTIC HOLDING COMPANY, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    FRED STOKER & SONS, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    NATIONAL TOBACCO COMPANY, LP


                                    By:  National Tobacco Finance Corporation,
                                         its General Partner


                                    By: _______________________________
                                        Name:
                                        Title:


                                    NATIONAL TOBACCO FINANCE CORPORATION


                                    By: _______________________________
                                        Name:
                                        Title:


                                    NORTH ATLANTIC CIGARETTE COMPANY, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                                    NORTH ATLANTIC OPERATING COMPANY, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    RBJ SALES, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    STOKER, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

____________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
  (Print or type assignee's name, address and zip code) and irrevocably appoint
____________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________

Your Signature:___________________________________________________
            (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                 OPTION OF NOTEHOLDER TO ELECT PURCHASE


            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

____ Section 4.10       _____ Section 4.14

            If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date:_________________

     Your Signature:____________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

____________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                    AMOUNT OF       AMOUNT OF       PRINCIPAL
                   DECREASE IN     INCREASE IN   AMOUNT OF THIS   SIGNATURE OF
                    PRINCIPAL       PRINCIPAL      GLOBAL NOTE     AUTHORIZED
                   AMOUNT OF       AMOUNT OF     FOLLOWING SUCH    OFFICER OF
DATE OF            THIS GLOBAL     THIS GLOBAL      DECREASE       TRUSTEE OR
EXCHANGE              NOTE            NOTE        (OR INCREASE)  NOTE CUSTODIAN
--------           -----------     -----------   --------------  --------------

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


North Atlantic Trading Company, Inc.
3029 West Muhammad Ali Boulevard
Louisville, KY  40212

[Registrar address block]

      Re:   10% Senior Secured Notes due 2012

            Reference is hereby made to the Indenture, dated as of May 9, 2007 (the "Indenture"), among North Atlantic Trading Company, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]



            1.    [_]   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable 144A Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

            2.    [_]   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the

Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the applicable Regulation S Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

            3.    [_]   CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a)   [_]   such Transfer is being effected pursuant to and in
      accordance with Rule 144 under the Securities Act;

                                       or

            (b)   [_]   such Transfer is being effected to the Company or a
      subsidiary thereof;

                                       or

            (c)   [_]   such Transfer is being effected pursuant to an effective
      registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d)   [_]   such Transfer is being effected to an Institutional
      Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable IAI Global Note and/or the applicable Definitive Notes and in the Indenture and the Securities Act.

            4.    [_]   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a)   [_]   CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The
      Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b)   [_]   CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The
      Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c)   [_]   CHECK IF TRANSFER IS PURSUANT TO OTHER Exemption. (i)
      The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    [Insert Name of Transferor]


                                    By: _______________________________
                                        Name:
                                        Title:


Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

            1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

            (a)   [_]   a beneficial interest in the:

                  (i)   [_]   144A Global Note (CUSIP _________), or

                  (ii)  [_]   Regulation S Global Note (CUSIP _________), or

                  (iii) [_]   IAI Global Note (CUSIP _________); or

            (b)   [_]   a Restricted Definitive Note.

            2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

            (a)   [_]   a beneficial interest in the:

                  (i)   [_]   144A Global Note (CUSIP _________), or

                  (ii)  [_]   Regulation S Global Note (CUSIP _________), or

                  (iii) [_]   IAI Global Note (CUSIP _________), or

                  (iv)  [_]   Unrestricted Global Note (CUSIP _________); or

            (b)   [_]   a Restricted Definitive Note; or

            (c)   [_]   an Unrestricted Definitive Note,

            in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


North Atlantic Trading Company, Inc.
3029 West Muhammad Ali Boulevard
Louisville, KY  40212

[Registrar address block]

                    Re:       10% Senior Secured Notes due 2012

                              (CUSIP ____________)

            Reference is hereby made to the Indenture, dated as of May 9, 2007 (the "Indenture"), among North Atlantic Trading Company, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a)   [_]   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
      RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b)   [_]   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
      RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c)   [_]   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
      BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d)   [_]   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
      UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a)   [_]   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
      RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b)   [_]   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
      BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] " 144A Global Note, " Regulation S Global Note, " IAI Global Note with aN equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    [Insert Name of Owner]


                                    By: _______________________________
                                        Name:
                                        Title:


Dated:  ______________________

                       ANNEX A TO CERTIFICATE OF EXCHANGE

            1. The Owner currently owns and proposes to exchange the following:

                                   [CHECK ONE]

            (a)   [_]   a beneficial interest in the:

                  (i)   [_]   144A Global Note (CUSIP _________), or

                  (ii)  [_]   Regulation S Global Note (CUSIP _________), or

                  (iii) [_]   IAI Global Note (CUSIP _________), or

            (b)   [_]   a Restricted Definitive Note.

            2.    After the exchange the Owner will hold:

                                   [CHECK ONE]

            (a)   a beneficial interest in the:

                  (i)   [_]   144A Global Note (CUSIP _________), or

                  (ii)  [_]   Regulation S Global Note (CUSIP _________), or

                  (iii) [_]   IAI Global Note (CUSIP _________), or

                  (iv)  [_]   Unrestricted Global Note (CUSIP _________), or

            (b)   [_]   a Restricted Definitive Note; or

            (c)   [_]   an Unrestricted Definitive Note.

            3. The Owner requests that Definitive Notes be registered in the following name:

            -------------------

            -------------------

            and sent to the Owner at the following address:

            -------------------

            -------------------

                                                                       EXHIBIT D


                        FORM OF CERTIFICATE FROM
              ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


North Atlantic Trading Company, Inc.
3029 West Muhammad Ali Boulevard
Louisville, KY  40212

[Registrar address block]

      Re:   10% Senior Secured Notes due 2012

            Reference is hereby made to the Indenture, dated as of May 9, 2007 (the "Indenture"), among North Atlantic Trading Company, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

            (a)   [_]   a beneficial interest in a Global Note, or

            (b)   [_]   a Definitive Note,

            we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    [Insert Name of Accredited Investor]



                                    By:  _________________________________
                                         Name:
                                         Title:


Dated:  ______________________










                                      D-2